                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                            FLUOR DANIEL GTI, INC.
                                      TO
                         TIGER ACQUISITION CORPORATION
                           A WHOLLY-OWNED SUBSIDIARY
                                      OF
                              THE IT GROUP, INC.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 2, 1998, UNLESS THE OFFER IS EXTENDED.

  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing issued and outstanding shares of common stock, par value $.001 per share (the "Shares"), of Fluor Daniel GTI, Inc., a Delaware corporation (the "Company"), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                       The Depositary for the Offer is:

                               BANKBOSTON, N.A.

  By First Class Mail:      By Overnight Courier or           By Hand:
  Boston EquiServe, LP          Certified mail:         Securities Transfer &
     Attn: Corporate         Boston EquiServe, LP     Reporting Services, Inc.
     Reorganization             Attn: Corporate        c/o Boston EquiServe LP
      P.O. Box 9061             Reorganization           100 William Street,
  Boston, MA 02205-8686       40 Campanelli Drive             Galleria
                              Braintree, MA 02184        New York, NY 10038

     By Facsimile Transmission:             Confirm Facsimiles by Telephone:
  (For Eligible Institutions Only)                   (781) 794-6388
           (781) 794-6352

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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Ladies and Gentlemen:

  The undersigned hereby tenders to Tiger Acquisition Corporation, a Delaware corporation ("Purchaser"), which is a newly-formed, wholly-owned subsidiary of International Technology Corporation, a Delaware corporation doing business as The IT Group, Inc. ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 3, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), receipt of which is hereby acknowledged. The information regarding the number of Shares indicated below is provided pursuant to the guaranteed delivery procedures set forth in
Section 2 of the Offer to Purchase.

 Certificate No(s).                        Name(s) of Record Holder(s): ______

 (if available): ___________________       ___________________________________

 Number of Shares: _________________       ___________________________________
 ___________________________________             (PLEASE TYPE OR PRINT)
 Check box if Shares will be
 tendered by book-entry transfer:

 [_]                                       Address(es): ______________________

 Account Number: ___________________       Area Code and Tel. No.: ___________
 Dated: ____________________________       Signature(s): _____________________


                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule l4e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, within three (3) New York Stock Exchange trading days after the date hereof.



 ___________________________________       ___________________________________
            NAME OF FIRM                          AUTHORIZED SIGNATURE


 ___________________________________       ___________________________________
               ADDRESS                                    TITLE


 ___________________________________       Name ______________________________
              ZIP CODE                            PLEASE TYPE OR PRINT


 Area Code and Tel. No.: ___________       Date: _____________________________



          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL


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